Exhibit 10.5

October 23, 2023

Holder of Warrants to Purchase Common Stock issued on June 16, 2023.

Re:   Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the Securities Purchase Agreement, dated on or about the date hereof (the “Purchase Agreement”) between Coeptis Therapeutics Holdings, Inc. (the “Company”) and the Holder for the issuance and sale in a private placement (the “Private Placement”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and/or other securities of the Company (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Private Placement and purchase of the Securities in the Private Placement (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Private Placement, the Existing Warrants (as defined below), by (i) reducing the Exercise Price (as defined therein) of the Existing Warrants to $1.36 per share and (ii) amending the Initial Exercise Date (as defined therein) of the Existing Warrants to be the earlier of (a) the Shareholder Approval Date (as defined in the Purchase Agreement) or (b) April 26, 2024 (the “Warrant Amendment”). The Warrant Amendment shall be effective upon the closing the Private Placement and the satisfaction of the other terms and conditions referenced below.

“Existing Warrants” means, collectively, the following existing warrants held by the Holder:

1.	the existing Series A warrants to purchase up to 3,062,500 shares of the Company’s Common Stock at an exercise price of $1.65 per share issued on June 16, 2023; and
2.	the existing Series B warrants to purchase up to 3,062,500 shares of the Company’s Common Stock at an exercise price of $1.65 per share issued on June 16, 2023.

The Warrant Amendment is subject to the consummation of the Private Placement and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Private Placement is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein. In addition, the Company shall file a prospectus supplement to the applicable registration statement in connection with the amendments hereunder on the date hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COEPTIS THERAPEUTICS HOLDINGS, INC.

By: _____________________

Name:

Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to COEP Warrant Amendment Agreement]

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